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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports included in this registration statement for the years ended December 31, 1997, for NE Restaurant Company, Inc., and December 27, 1997, for Bertucci's Inc., and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

September 18, 1998